Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-1, of our report dated April 29, 2009, with respect to the financial statements of Cord Blood America, Inc., and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and to the reference to our Firm under the caption “Experts” in the Prospectus.

Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California

April 29, 2009